Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525    kruancpa@yahoo.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Kama Resources Inc. of our report dated December 22, 2009, relating to the financial statements of the period from October 19 (inception) to October 31, 2009.



/s/ Kenne Ruan, CPA, P.C.


Woodbridge, Connecticut
December 7, 2010